Exhibit 10.16

COMMERCIAL LEASE ADDENDUM

This Addendum to the Commercial Lease Agreement (this “Agreement”) is made this 1st day of May, 2022, by and between STVentures LLC, an entity located at 1119 Keystone Way, Carmel, IN 46032 (“Landlord”) and Syra Health Corp, an entity located at 1119 Keystone Way, Suite 201, Carmel, IN 46032 (“Tenant”). In consideration of the mutual covenants herein contained, the parties agree as follows:

1.	Demised Premises. The premises leased shall consist of an office space in the building complex (the “Real Property”) located at 1119 Keystone Way Suite 201, Carmel, IN 46032 (the “Demised Premises”), Depicted and shown in Exhibit A-1 attached hereto and made part of.

A)	Size of Premises. The Demised Premises consists of approximately Five Thousand Nine Hundred and Seventy Eight (5978) square feet. The square footage of the Demised Premises shall be determined by measuring from the outside of all exterior walls to the centerline of any demising walls. Landlord’s architect or building contractor may measure the Demised Premises to make a final determination of the size.

2.	Term of Lease. The term of this Agreement is for Twenty six (26) months

Commencement Date: The later of substantial completion of the demised premises or 1st May, 2022 (“Commencement Date”) to 30th June, 2024

Expiration Date; Twenty Six (26) months from the commencement date as further set forth in Section 5 of Commercial lease Agreement.

3.	Rental Terms. With respect to the terms of the rental:

A)	Base Rent. Tenant shall pay to Landlord, from the Commencement Date and throughout the term of this Agreement, payable on a monthly basis (“Base Rent”) as listed below. Base Rent is due no later than the 1st day of the payment period. Base Rent is payable by Drop it off upstairs, or as otherwise agreed upon by the parties.

Months of Term	Base Annual Rent	PSF	Monthly Installment
Month 1 - 26	$128,527	$21.50	$10,710.58

All other terms and conditions of the Commercial lease agreement will remain in full force and effect unless otherwise agreed upon in writing by the parties.

INITIAL VD DATE _____

Addendum

1119 Keystone Way, Carmel, IN 46032

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their duly authorized representatives, as of the first date written above.

ST Ventures LLC	/s/ Hari Allam	Hari Allam – Owner
Landlord Name	Representative Signature	Representative Name and Title

Syra Health Corp	/s/ Deepika Vuppalanchi	Deepika Vuppalanchi – CEO
Tenant Name	Representative Signature	Representative Name and Title

INITIAL VD DATE _____

Addendum

1119 Keystone Way, Carmel, IN 46032

INITIAL VD DATE _____

Addendum

1119 Keystone Way, Carmel, IN 46032

Commercial Lease Agreement